SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 1, 2021

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

     Registrant's telephone number, including area code: (714) 671-5720

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

      Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

      Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

                  Appointment of Certain Officers; Compensatory Arrangements of

                  Certain Officers.

The Company deeply regrets to announce that Jeffrey T. Lauridsen, a respected manager of the Company, passed away unexpectedly on August 1, 2021. Mr. Lauridsen had been a manager of the Company since October 2007 and served on our Executive Committee, Board Credit Committee, and served as Chairman of our Audit Committee. In addition, Mr. Lauridsen was the President of Ministry Partners for Christ, Inc. (MPC), a wholly owned subsidiary of the Company. MPC is a not-for-profit foundation that makes charitable grants to Christian education, and provides accounting, consulting, and financial expertise to aid evangelical Christian ministries.  The Company is extremely grateful for Mr. Lauridsen’s service and commitment to the Company, the Board of Managers, and its committees. The

Company’s Board of Managers will be convening on August 12, 2021 to reassign Mr. Lauridsen’s board leadership responsibilities. The Company’s Board of Managers and management extends its sincerest condolences to Mr. Lauridsen’s family.

Item 8.01 Other Events.

See above.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 5, 2021	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr Joseph W. Turner, Jr. Chief Executive Officer and President